UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 17, 2015 (March 11, 2015)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

973 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Avis Budget Group, Inc. (the “Company”) announced that it entered into an indenture on March 11, 2015 with respect to the sale by its wholly-owned subsidiary, Avis Budget Car Rental, LLC, of $375 million aggregate principal amount of 5.25% senior notes due 2025 at an issue price of 100%.

The notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended, to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The notes are senior unsecured obligations of Avis Budget Car Rental, LLC and will be guaranteed on a senior basis by the Company and certain of its domestic subsidiaries.

Interest is payable on the notes on each March 15 and September 15, commencing September 15, 2015. The Company may redeem some or all of the notes at any time prior to March 15, 2020 at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest, if any, and an applicable make-whole premium. On or after March 15, 2020, the Company may redeem some or all of the notes at redemption prices set forth in the indenture. In addition, at any time prior to March 15, 2018, the Company may redeem up to 40% of the aggregate principal amount of the notes, at a specified redemption price with the net cash proceeds of certain equity offerings.

The indenture contains covenants that, among other things, restrict the ability of Avis Budget Car Rental, LLC and the ability of certain of its subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. In addition, in certain circumstances, if Avis Budget Car Rental, LLC sells assets or experiences certain changes of control, it must offer to purchase the Notes.

The Company intends to use the proceeds from the note offering for general corporate purposes, including to redeem its outstanding 9.75% Senior Notes due 2020, to finance a portion of its proposed acquisition of the Maggiore Group and to pay fees in connection with the offering of the notes and other related expenses. If there are any remaining proceeds, or if the acquisition of the Maggiore Group is not consummated, the remaining proceeds will be used for general corporate purposes.

The notes and the related guarantees will not be registered under the Securities Act and the notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the indenture, a copy of which is filed as Exhibit 4.1 hereto and the form of the 5.25% senior notes which is filed as Exhibit 4.2, each of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
4.1
Indenture dated as of March 11, 2015 among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee.

4.2	Form of 5.25% Senior Notes Due 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Counsel

Date: March 17, 2015

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated March 17, 2015 (March 11, 2015)

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture dated as of March 11, 2015 among Avis Budget Car Rental, LLC and Avis Budget Finance, Inc., as Issuers, the Guarantors from time to time parties thereto and The Bank of Nova Scotia Trust Company of New York as Trustee.

4.2	Form of 5.25% Senior Notes Due 2025.